Exhibit 10.186

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

AMENDMENT TO NOTICE OF ELECTION REGARDING

PAYMENT OF DIRECTOR’S FEES FOR CALENDAR YEAR 2008

Dollar Thrifty Automotive Group, Inc.

5330 East 31st Street

Tulsa, Oklahoma 74135

Attention: Brian K. Franklin

Dear Mr. Franklin:

I am making the following elections for director fees earned by me during the year 2008 for Board and Committee meeting fees, retainer fees, and Restricted Stock that may be earned by me during the year. This election shall expire at December 31, 2008.

Election for Payment of Meeting Fees (Check One)

X	I hereby elect to have my meeting fees paid in cash with such fees being paid by DTAG on a quarterly basis.

I hereby elect to have my meeting fees paid in DTAG Shares of Stock with no deferral and such DTAG Shares of Stock being issued to me on a yearly basis.

I hereby elect to have my meeting fees paid in DTAG Shares of Stock to be deferred and I hereby elect to defer all of such fees (payment of same being described below).

Election for Payment of Board and Committee Chair Retainers (Check one)

X	I hereby elect to have my board and committee chair retainer fees paid in cash with such fees being paid by DTAG on a quarterly basis.

I hereby elect to have the payment of my board and committee chair retainers be in DTAG Shares of Stock with no deferral and such DTAG Shares of Stock being issued to me on a yearly basis

I hereby elect to have the payment of my board and committee chair retainers in DTAG Shares of Stock and hereby elect to defer all of such fees (payment of same being described below).

Election for Payment of Restricted Stock (Check one)

X	I hereby elect to have restricted stock earned during the year paid to me in cash based on the value of DTAG stock on the date it is vested.

I hereby elect to have restricted stock earned during the year paid to me in DTAG Shares of Stock at the end of the year in which it is vested.

I hereby elect to have restricted stock earned during the year paid to me in DTAG Shares of Stock to be deferred and I hereby elect to defer all of such stock (payment of same being described below).

Payment of Deferred Fees

Payment of Deferred Fees shall commence on (check or complete one):

Separation of service from the DTAG Board of Directors.

On the date I have written to the left.

Method of Payment:

___	Lump sum or

___	Installment over period of _____years (up to 10)

Frequency of installments: (select one)

Annually	☐
Quarterly	☐

However, if an unpaid balance exists at the time of my death, such balance shall be paid in one lump sum to my designated beneficiary(ies) (as set forth on my existing Beneficiary Designation form) on or about the 15th day of the calendar month immediately following the month in which DTAG is advised of my death.

The term “Deferred Fees” as used herein shall mean that amount reflected from time to time in my DTAG account which shall include: (a) the DTAG Shares of Stock which I have elected herein to defer and which amount shall be credited with dividends paid on such DTAG shares as and when paid, and (b) interest at the rate then being used as the prime rate by New York money center banks on any cash dividends credited to my account.

Very truly yours,

/s/ Edward L. Wax

Edward L. Wax

Date: __December 29, 2007__________________

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